Exhibit 10.11
FAMOUS DAVE’S OF AMERICA, INC.
FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN
THIS FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN (the “Plan”) is adopted effective as of the 1st day of January, 2008, by Famous Dave’s of America, Inc., a Minnesota corporation (the “Company”), as follows:
RECITALS
The Company established the FAMOUS DAVE’S OF AMERICA, INC. EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN effective February 18, 2004 to provide additional retirement benefits and income tax deferral opportunities for eligible employees; and
The Company wishes to amend and restate the FAMOUS DAVE’S OF AMERICA, INC. EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN as the FAMOUS DAVE’S OF AMERICA, INC. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN in order to comply with the Applicable Tax Law (defined below); and
The amendments made by this FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN shall not apply to any Bonus Deferred Compensation or Stock Grant Deferred Compensation deferred prior to January 1, 2005, except as required under the Applicable Tax Law.
The Company intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for a select group of management or highly compensated employees and to qualify for all available exemptions from the provisions of ERISA, where the benefits payable pursuant to this Plan are not subject to taxation until they are paid to the Participant (defined below) or the Participant’s Beneficiary (defined below).
NOW, THEREFORE, the Company hereby adopts the following Plan.
ARTICLE 1
DEFINITIONS
Certain words and phrases are defined when first used in later sections of this plan. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:
1.1 402(g) Amount. The maximum amount of deferrals permitted in a particular year under Code Section 402(g) ($15,500 in 2007).

1.2 Accrued Benefit. The sum of all of a Participant’s Deferral Accounts.
1.3 Affiliate. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of companies which includes, or which is under common control with, the Company under Section 414 of the Code.
1.4 Aggregated Arrangement. All agreements, methods, programs, or other arrangements of the Employer Group with respect to which deferrals of compensation are treated as having been deferred under a single deferred compensation plan that includes the Deferral Elections under this Plan pursuant to §1.409A-1(c)(2) of the Applicable Tax Law.
1.5 Annual Deferral Election. A written notice other than an Initial Deferral Election filed by the Participant with the Plan Administrator in accordance with Section 3.1.2 and in substantially the form attached hereto as Exhibit A, or such other form as is acceptable to the Plan Administrator, specifying the amount (if any) of the Bonus Deferred Compensation and Stock Grant Deferred Compensation to be deferred, the Deferral Period and the Payout Period of the Deferred Compensation which is deferred under the election. Such Annual Deferral Election shall be effective for the Plan Years indicated on the Annual Deferral Election.
1.6 Annual Deferral Election Deadline. Except with respect to an Participant making an Initial Deferral, the Deferral Election Deadline is the earlier of (a) December 31 of the year prior to the year in which the personal services giving rise to the Compensation to be deferred under the Deferral Election or (b) the date set by the Plan Administrator as the last day that a Participant can file a Deferral Election with respect to Compensation to be paid for Services to be rendered by the Participant in a calendar year after the calendar year in which the Deferral Election is filed.
1.7 Applicable Tax Law. Section 409A of the Code, the regulations issued by the Department of the Treasury pursuant thereto, and such other rulings and guidance issued by the IRS concerning Section 409A of the Code.
1.8 Beneficiary. The persons or entities determined in accordance with the following provisions.
     1.8.1 Beneficiary Designation. The Participant shall have the right, at any time, to submit a Beneficiary Designation Form specifying one (1) or more persons or entities as the Participant’s Beneficiary. If a Participant files a duly executed Beneficiary Designation Form with the Plan Administrator, the Beneficiary shall be the one (1) or more persons or entities designated on such Beneficiary Designation Form to receive the Participant’s Accrued Benefit. No Beneficiary Designation Form shall be effective unless it is submitted to the Plan Administrator prior to the Participant’s death and the Beneficiary Designation Form is approved by the Plan Administrator. The Participant may change the persons or entities who are the Participant’s Beneficiary named in any Beneficiary Designation Form at any time by filing a new duly executed Beneficiary Designation Form with the Plan Administrator without the consent of any person or entity then designated as a Beneficiary. Any attempt to designate a Beneficiary other than as provided in this Section shall be ineffective.

     1.8.2 Deceased Beneficiary. If a person designated as a Beneficiary on a Beneficiary Designation Form predeceases the Participant, the interest in the Participant’s Accrued Benefit that would have been payable to such deceased Beneficiary shall pass to those persons or entities as specified on the Beneficiary Designation Form. If the Beneficiary Designation Form is either ambiguous or fails to specify who is to receive the interest in the Participant’s Accrued Benefit that would have been paid to the deceased Beneficiary, the interest of the deceased Beneficiary shall be distributed to the deceased Beneficiary’s descendants by right of representation if the deceased Beneficiary is a descendant or sibling of the Participant and, if not, the interest of the deceased Beneficiary shall lapse and the interest of the deceased Beneficiary shall pass as if the deceased Beneficiary had not been listed as a Beneficiary. For purposes of any Beneficiary Designation Form, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant’s death.
     1.8.3 Revocation of Spouse’s Interest. A Participant’s designation of the Participant’s Spouse as a beneficiary shall be automatically revoked if the Participant or the Spouse subsequently files for divorce or legal separation or if the Spouse dies prior to the Participant. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a Spouse of a Participant who has predeceased the Participant or where either have filed for divorce or a legal separation shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner, including, but not limited to, such Spouse’s will.
     1.8.4 No Surviving Beneficiaries. If all of the persons named on the Beneficiary Designation Form are deceased and there are no entities listed which are still in existence on the date of Payment of the Participant’s unpaid Accrued Benefit under the Plan, then the Beneficiary shall be the Participant’s surviving Spouse, if any, provided neither the Participant nor the Participant’s Spouse has filed for divorce or legal separation. If the Participant is not survived by a Spouse or if the Participant or Participant’s Spouse has filed for divorce, the Participant’s descendants by right of representation shall be the Beneficiary. If there are no surviving descendants, the legal representative of the Participant’s estate shall be the Beneficiary.
     1.8.5 No Beneficiary Designation Form. If no duly executed Beneficiary Designation Form has been received by the Company, the Beneficiary shall be the Participant’s surviving Spouse, if any, provided neither the Participant nor the Participant’s Spouse has filed for divorce or legal separation. If the Participant is not survived by a Spouse or if the Participant or Participant’s Spouse has filed for divorce, the Participant’s descendants by right of representation shall be the Beneficiary. If there are no surviving descendants, the legal representative of the Participant’s estate shall be the Beneficiary.
1.9 Beneficiary Designation Form. The form attached hereto as Exhibit B, or such other substantially similar form as the Plan Administrator acknowledges in writing as an acceptable substitute, which is duly executed by the Participant and received by the Company or the Plan Administrator prior to the Participant’s death.
1.10 Board. The “Board” means the Board of Directors of the Company.

1.11 Bonus Compensation. The bonus which a Participant is entitled to receive but for the election by the Participant pursuant to this Plan to defer the receipt of all or a portion of the Participant’s Bonus Compensation.
1.12 Bonus Deferred Compensation. The portion of the Participant’s Bonus Compensation which a Participant has elected to defer pursuant to this Plan.
1.13 Change in Control Event. Except as otherwise provided under the Applicable Tax Law, a Change in Control Event is the occurrence of any of the events described in Sections 1.13.1, 1.13.2, or 1.13.3, provided that such event relates to (i) the corporation for whom the Participant is performing services at the time of the Change in Control Event, (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable) but only if either the deferred Compensation is attributable to the performance of service by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making such corporation or corporations liable for such payment is the avoidance of Federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). For purposes of this Section 1.13, a majority shareholder is a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of such corporation.
     1.13.1 A Change In The Ownership Of A Corporation.
     1.13.1.1 A Change In The Ownership Of A Corporation occurs on the date that any one (1) person, or more than one (1) person acting as a group (as defined in Section 1.13.1.2), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one (1) person or more than one (1) person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of Section 1.13.2)). An increase in the percentage of stock owned by any one (1) person, or Persons Acting As A Group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This Section 1.13.1 applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction (see Section 1.13.3 for rules regarding the transfer of assets of a corporation).
     1.13.1.2 For purposes of this Section 1.13.1, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
1.13.2 A Change In Effective Control Of A Corporation.
     1.13.2.1 Definition. A Change In Effective Control Of A Corporation occurs only on either of the following dates :
     (a) The date any one (1) person, or more than one (1) person acting as a group (as determined under Section 1.13.2.4), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of such corporation; or
     (b) The date a majority of members of the corporation’s Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this Section the term corporation refers solely to the relevant corporation identified in Section 1.13 for which no other corporation is a majority shareholder for purposes of that Section.
     1.13.2.2 Multiple Change in Control Events. A Change In Effective Control also may occur in any transaction in which either of the two (2) corporations involved in the transaction has a Change in Control Event.
     1.13.2.3 Acquisition Of Additional Control. If any one (1) person, or more than one (1) person acting as a group, is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation).
     1.13.2.4 Persons Acting As A Group. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

     1.13.3 A Change In The Ownership Of A Substantial Portion Of The Assets Of A Corporation. A Change In The Ownership Of A Substantial Portion Of The Assets of A Corporation occurs on the date that any one (1) person, or more than one (1) person acting as a group (as determined in Section 1.13.3.3), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
     1.13.3.1 Transfers to a Related Person. There is no Change in Control Event when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this Section 1.13.3.1. A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to
     (a) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;
     (b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;
     (c) a person, or more than one (1) person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation; or
     (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c) above.
     1.13.3.2 Status. For purposes of Section 1.13.3.1 and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.
     1.13.3.3 Persons Acting As A Group. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
     1.13.4 Stock Attribution Rules. Code §318(a) shall apply for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Code Sections 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option. In addition, mutual and cooperative corporations are treated as having stock for purposes of this section.
1.14	Code. The Internal Revenue Code of 1986, as amended from time to time.

1.15	Commencement Date.
     1.15.1 If a Participant is not a Key Employee, the first day of the third month beginning after the first to occur of any of the Permissible Payment Events.
     1.15.2 If a Participant is a Key Employee,
     1.15.2.1 Unless the first Permissible Payment Event is a Termination of Employment, the first day of the third month beginning after the first of the Permissible Payment Events to occur, other than a Termination of Employment;
     1.15.2.2 If the first Permissible Payment Event to occur is a Termination of Employment, the earlier of (a) the date which is six (6) months and one (1) day after the Participant’s Termination of Employment where the first Permissible Payment Event to occur is Termination of Employment, or (b) the first day of the third month beginning after the date of the Participant’s death.
1.16 Company Stock. The Company’s common stock, which is registered and publicly traded in accordance with applicable securities laws.
1.17 Compensation. The Bonus Compensation and the Stock Grant Compensation payable by the Employer Group to a Participant during a Plan Year but for any Deferral Election pursuant to this Plan deferring the receipt of such Bonus Compensation and the Stock Grant Compensation.
1.18 Contingent Beneficiary. The Contingent Beneficiary, if any, designated on a Participant’s Beneficiary Designation Form.
1.19 Declared Rate. The percentage rate established from time to time by the Company, which rate may be determined by reference to a rate established by an unrelated third party.
1.20 Deferral Account. Book entries maintained by the Company reflecting the amount of the Participant’s Accrued Benefit attributable to the Participant’s Deferred Contributions pursuant to the Participant’s Deferral Elections, the Investment Adjustments with respect to the balance of the Deferral Account, the Plan Expenses allocated thereto (if any), provided, however, that the existence of such book entries shall not create, and shall not be deemed to create a trust of any kind or a fiduciary relationship between the Company and the Participant and the Participant’s Beneficiaries. The Plan Administrator shall maintain a separate Deferral Account for each Participant for each Plan Year in which the Participant makes a Deferral Election. The Plan

Administrator may maintain additional Deferral Accounts or sub-accounts as it deems necessary to accurately track and reflect the Participant’s Accrued Benefit.
1.21 Deferral Account Balance. The amount of the Deferral Account as of a given Determination Date as determined under Section 4.2.
1.22 Deferral Election. An Initial, Annual or Revised Deferral Election as applicable.
1.23 Deferral Election Form. The form specified by or otherwise acceptable to the Plan Administrator for making a Deferral Election.
1.24 Deferral Period. The period elected by the Participant on the Participant’s Deferral Election Form and approved by the Company during which the Participant is not entitled to receive the Compensation the Participant has elected to defer for a Plan Year pursuant to a Deferral Election. Each Deferral Period begins on the date specified by the Company prior to the beginning of the Plan Year and shall end on the last day of the Deferral Period as specified by the Company prior to the beginning of the Plan Year. Unless otherwise designated by the Company, if the Deferral Period is specified in terms of Plan Year or calendar years, the Deferral Period for an Initial Deferral Election begins on the first day of the first Plan Year beginning after the end of the Initial Plan Year and shall end on the last day of the last Plan Year which is the same number of Plan Years after the Initial Plan Year as the number of Plan Years of calendar years specified in the Deferral Election. Unless otherwise designated by the Company, if the Deferral Period is specified in terms of Plan Years or calendar years, the Deferral Period for an Annual Deferral Election shall begin on the first day of the second Plan Year beginning after Plan Year in which the Annual Deferral Election is made and shall end on the last day of the last Plan Year which is the same number of Plan Years after the Plan Year in which the Deferral Election is made as the number of Plan Years or calendar years specified in the Annual Deferral Election as the Deferral Period. For example: if the Annual Deferral Election is made in the Plan Year ending December 31, 2004 and the Deferral Period of four (4) calendar years is elected, the first year of the Deferral Period is Plan Year ending December 31, 2006, and the last Plan Year of the Deferral Period is the Plan Year ending on December 31, 2009, with the Deferral Account being paid beginning on the Commencement Date in 2010.
1.25 Deferred Compensation. The Bonus Deferred Compensation and the Stock Grant Deferred Compensation deferred pursuant to a Deferral Election.
1.26 Designated Employee. An Eligible Employee designated by the Board or its designee as eligible to participate in the Plan and make Deferral Elections under this Plan. Once an Eligible Employee becomes a Designated Employee, the Eligible Employee shall remain a Designated Employee until the earlier of (a) the Designated Employee’s Separation From Service, (b) the date the Eligible Employee ceases to be an Eligible Employee, or (c) the date the Board or its designee declares the Designated Employee is no longer a Designated Employee.
1.27 Determination Date. The last day of the last month ending on or before the first to occur of an applicable Permissible Payment Event.

1.28 Disability. A Participant has a Disability if any of the following apply:
     1.28.1 The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than twelve (12) months.
     1.28.2 The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.
     1.28.3 The Participant is determined to be totally disabled by the Social Security Administration.
1.29 Effective Date. January 1, 2008.
1.30 Eligible Employee. Any employee of the Employer Group who is (a) a “director level” and above employee (as defined by the Company from time to time), and (b) a member of a select group of management or highly compensated employees, as defined by ERISA.
1.31 Employer Group. The Company and all other business entities or other persons with whom the Company would be treated as a single employer as part of either (a) a controlled group of corporations described in Code Section 414(b), or (b) a group of trades or businesses (whether or not incorporated) that are under common control as described in Code Section 414(c), or some combination of such groups; and such groups shall be determined in each case by applying an eighty percent (80%) ownership test.
1.32 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.
1.33 Initial Deferral Election. A written notice filed by an Initial Designated Employee with the Plan Administrator in accordance with Section 3.1.1 and in substantially the form attached hereto as Exhibit A, or such other form as is acceptable to the Plan Administrator, whereby the Initial Designated Employee elects to defer the receipt of a specified amount or percentage of the Initial Designated Employee’s Initial Year Compensation earned in the Initial Year of Participation after the date the Participant files the Initial Deferral Election to be deferred, the Deferral Period and the Payout Period of the Compensation which is deferred under the election. Such Deferral Election shall be effective for the Plan Years indicated on the Deferral Election.
1.34 Initial Deferral Election Deadline. The Initial Deferral Election Deadline is the earlier of: (a) the date which is thirty (30) days after the date an Initial Designated Employee first becomes an Initial Designated Employee in the Plan, or (b) the date set by the Plan Administrator as the last day that a Initial Designated Employee can file an Initial Deferral Election with respect to Initial Designated Employee’s Initial Year Compensation.

1.35 Initial Designated Employee.
     1.35.1 A Designated Employee during the period beginning on the first day the Designated Employee becomes a Designated Employee and ending on the last day of the Plan Year in which the Designated Employee becomes a Designated Employee, who, except as otherwise provided in the Applicable Tax Law, has not previously been eligible to participate in any deferred compensation arrangement sponsored by any member of the Employer Group which is of the same type of deferred compensation arrangement as the Plan as determined under the Applicable Tax Law.
     1.35.2 Such other Designated Employee during any Plan Year in which such Designated Employee is entitled to make an “initial deferral election” as such term is used under the Applicable Tax Law.
1.36 Initial Year Compensation. The Compensation to be earned by the Initial Designated Employee during the period (i) beginning after the later of (a) date Initial Designated Employee files the Initial Deferral Election or (b) such later date as specified by the Plan Administrator and (ii) ending on the last day of the Initial Year of Participation.
1.37 Initial Year of Participation. The Plan Year in which the Participant is an Initial Designated Employee in the Plan.
1.38 Investment Adjustments. The amount to be added to the Participant’s Accounts based upon the Declared Rate established by the Company from time to time.
1.39 IRS. The Internal Revenue Service of the Department of the Treasury.
1.40 Key Employee.
     1.40.1 A Participant is a Key Employee if (a) the Company’s stock is publicly tradable on an established stock exchange or otherwise, and (b) the Participant either (i) holds a position with the Employer Group at the vice president level or above in accordance with the Company’s employment policies established from time to time, or (ii) is a “key employee” as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof). Generally, the term “key employee” for purposes of Section 416(i) of the Code means an employee who, at any time during the Plan Year, is (i) an officer of the Company having an annual compensation greater than $130,000 (as adjusted under the Code), (ii) a five percent (5%) owner of the Company, or (iii) a one percent (1%) owner of the Company having an annual compensation from the employer of more than $150,000 (as adjusted under the Code).
     1.40.2 The determination shall be based upon the twelve (12)-month period ending on December 31 of each Plan Year. Participants who meet the definition of Key Employee on such date shall be considered key employees for the twelve (12)-month period commencing on the first day of the 4th month following the end of the twelve (12)-month period.
1.41 Participant. An employee of the Employer Group who satisfies the conditions of Section 2.1.
1.42 Payment. In general, except as provided in Sections 1.42.1 and 1.42.2 of this section, the term Payment refers to each separately identified amount to which a Participant is entitled to payment under the Plan on a determinable date, and includes amounts applied for the benefit of the Participant. An amount is separately identified only if the amount may be objectively determined. For example, an amount identified as ten percent (10%) of the account balance as of a specified Payment Date would be a separately identified amount. A payment includes the provision of any taxable benefit, including payment in cash or in kind. In addition, a payment includes, but is not limited to, the transfer, cancellation or reduction of an amount of deferred compensation in exchange for benefits under a welfare benefit plan, fringe benefit excludible under Code §§119 or 132, or any other benefit that is excluded from gross income.
     1.42.1 Life Annuities. The entitlement to a life annuity is treated as the entitlement to a single payment. For purposes of this paragraph, the term life annuity means a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant or the joint lives (or life expectancies) of the Participant and the Participant’s designated beneficiary. A change in the form of a payment from one type of life annuity to another type of life annuity before any annuity payment has been made is not considered a change in the time and form of a payment, provided that the annuities are actuarially equivalent applying reasonable actuarial assumptions.
     1.42.2 Installment Payments. The entitlement to a series of installment payments that is not a life annuity is treated as the entitlement to a series of separate payments, unless the arrangement provides at all times with respect to the amount deferred that the right to the series of installment payments is to be treated as a right to a single payment. For purposes of this paragraph 1.42.2, a series of installment payments refers to an entitlement to the payment of a series of substantially equal periodic amounts to be paid over a predetermined period of years, except to the extent any increase in the amount reflects reasonable earnings through the date the amount is paid.
1.43 Payment Date. Any date upon which a Payment is due under the terms of this Plan.
1.44 Payout Period. The period of time chosen by the Participant on the Participant’s Deferral Election or such other period over which the Participant’s Accrued Benefit will be paid in accordance with the provisions of the Plan and the Applicable Tax Law.
1.45 Permissible Payment Event. Any of the following events:
     1.45.1 the Participant’s Separation from Service;
     1.45.2 the Participant’s Disability;
     1.45.3 the occurrence of a Change in Control Event; or
     1.45.4 the expiration of the Deferral Period selected by the Participant on a Deferral Election Form with respect to a Deferral Account established for a Plan Year.
1.46 Per Phantom Share Value. The last sale price of the Company’s Stock on the stock exchange on which it is regularly traded on the last trading day immediately prior to the date on which the Per Phantom Share Value is being determined.

1.47 Phantom Shares. The fictitious shares of the Company’s Stock used solely for the purpose of determining the amount distributable to a Participant pursuant to this Plan. Phantom Shares are not actual shares of stock of the Company and carry no voting or other rights or privileges of any kind or nature.
1.48 Plan. The Famous Dave’s of America, Inc. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN, as herein stated, together with any and all amendments or supplements thereto.
1.49 Plan Administrator. The Board of Directors of the Company or their designee. A Participant in the Plan shall not serve alone as Plan Administrator. If a Participant is part of a group or committee designated as Plan Administrator, then the Participant may not participate in any activity or decision relating solely to the Participant’s individual benefits under the Plan. Matters solely affecting the applicable Participant will be resolved by the remaining committee members or by the Board of Directors.
1.50 Plan Expenses. Any expense incurred in connection with the formation and/or operation of the Plan.
1.51 Plan Year. The calendar year.
1.52 Revised Deferral Election. A written notice filed by the Participant with the Plan Administrator and in substantially the form attached hereto as Exhibit 1.52, or such other form as is acceptable to the Plan Administrator, specifying a change to the Initial Deferral Election or an Annual Deferral Election with respect to the Deferral Period or the Payout Period of the Compensation which was deferred under the Initial Deferral Election or an Annual Deferral Election as applicable. Such Revised Deferral Election shall be effective only as and to the extent permitted under the Applicable Tax Law.
1.53 Spouse. An individual who is married, for Federal income tax law purposes, to another individual of the opposite sex. The Plan Administrator may, from time to time, require documentary evidence that any individual covered as the Spouse of a Participant under the Plan satisfies this definition.
1.54 Separation from Service. Any of the following:
     1.54.1 The Participant’s death; or
     1.54.2 The Participant’s Termination of Employment.
1.55 Stock Grant Compensation. Any grant of Company Stock which a Participant is entitled to receive pursuant to any of the Company’s stock grant plans or otherwise.
1.56 Stock Grant Deferred Compensation. The portion of the Participant’s Stock Grant Compensation which the Participant has elected to defer pursuant to this Plan.

1.57 Termination of Employment.
     1.57.1 The date the Participant completely ceases to provide any services to the Employer Group (both as an employee or as an independent contractor and whether such cessation is voluntary or involuntary, other than by reason of death) under circumstances where the Employer Group and the Participant reasonably anticipate that no further services would be performed by the Participant for any member of the Employer Group after such date.
     1.57.2 The date of the reduction of the average level of bona fide services performed by the Participant for the Employer Group (whether as an employee or an independent contractor and whether such reduction is voluntary or involuntary), to no more than twenty percent (20%) of the level during the immediately preceding thirty-six (36) month period (or the full period of services to the Employer Group if the Participant has been providing services to the Employer Group for less than thirty-six (36) months) under circumstances in which the Participant and the Employer Group reasonably anticipated that the average level of bona fide services to be performed after a specified date would be no more than twenty percent (20%) of the level during the immediately preceding thirty-six (36) month period (or the full period of services to the Employer Group if the Participant has been providing services to the Employer Group for less than thirty-six (36) months).
     1.57.3 A cessation or reduction in services shall not include any reduction due to an approved leave of absence, military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the Termination of Employment will be deemed to have occurred on the first date immediately following such six (6)-month period.
     1.57.4 For periods during which the Participant is on a paid bona fide leave of absence and has not otherwise terminated employment whether voluntarily or involuntarily, the Participant shall be treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods during which a Participant is on an unpaid bona fide leave of absence and has not otherwise terminated the employment relationship are disregarded for purposes of this section (including for purposes of determining the applicable thirty-six (36)-month (or shorter) period).
1.58 Unforeseeable Emergency.
     1.58.1 A severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code §152, without regard to §§152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance; for example, not as a result of a natural disaster); other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and such other circumstances as permitted under the Applicable Tax Law.
     1.58.2 Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution under this Plan is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the plan. An Unforeseeable Emergency may include: the imminent foreclosure of or eviction from the Participant’s primary residence; the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication; the need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)). The purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.
1.59 Valuation Date. The last day of each quarter of the calendar year, each Determination Date, and such other dates as may be specified by the Plan Administrator from time to time.
ARTICLE 2
ELIGIBILITY AND PARTICIPATION
2.1 Eligibility; Participation. A Designated Employee shall become a Participant in the Plan immediately upon becoming a Designated Employee unless a different date is specified by the Company. Once a Designated Employee becomes a Participant, the Eligible Employee shall remain a Participant until the later of (a) the date the Eligible Employee ceases to be a Designated Employee or (b) the payment of all of the Participant’s Accrued Benefits.
ARTICLE 3
DEFERRALS AND CONTRIBUTIONS
3.1 Deferral Elections.
     3.1.1 Initial Deferral Election.
     3.1.1.1 An Initial Designated Employee may make an Initial Deferral Election by filing a Deferral Election Form with the Plan Administrator on or before the Initial Deferral Election Deadline.
     3.1.1.2 Such a Initial Deferral Election shall apply only to Initial Year Compensation. If Initial Designated Employee fails to file an Initial Deferral Election by the Initial Deferral Election Deadline, no part of the Initial Designated Employee’s Initial Year Compensation may be deferred.
     3.1.1.3 No Initial Deferral Election shall be effective until accepted by the Plan Administrator. The Plan Administrator may, before the Initial Deferral Election Deadline, limit the amount of an Initial Designated Employee’s Initial Year

Compensation that the Initial Designated Employee can defer during a Plan Year pursuant to any Initial Deferral Election.
     3.1.2 Annual Deferral Elections. A Participant who is a Designated Employee may make an Annual Deferral Election by filing a Deferral Election Form with the Plan Administrator on or before the Annual Deferral Election Deadline. Each such Annual Deferral Election shall apply only to Compensation earned with respect to services rendered during a Plan Year beginning after the date the Annual Deferral Election is filed with the Plan Administrator. No Annual Deferral Election shall be effective until accepted in writing by the Plan Administrator. The Plan Administrator may, before the beginning of a Plan Year, limit the amount of the Participant’s Compensation that the Participant can defer during a Plan Year pursuant to any Annual Deferral Election.
     3.1.3 Payroll Adjustment. Upon receipt of a Deferral Election, the Plan Administrator shall notify the Company to adjust the Participant’s Compensation otherwise payable to the Participant as necessary to take into account the amount of the Participant’s Compensation that the Participant has elected to defer pursuant to a Deferral Election. On the Deferral Election Form, the Participant shall specify the amount of the Participant’s Compensation to be deferred, which specification may be separate and distinct for the individual components of Compensation, and may be expressed as percentages or fixed dollar amounts as and to the extent approved by the Plan Administrator.
     3.1.4 Revocation or Change of Deferral Election.
     3.1.4.1 Except as otherwise permitted under the Applicable Tax Law and by the Plan Administrator, this Section 3.1.4 and Section 3.1.5, each Deferral Election shall be irrevocable.
     3.1.4.2 No revocation or change of any Deferral Election shall be effective unless and until it complies with the Applicable Tax Law and unless and until it is accepted by the Plan Administrator in writing.
     3.1.4.3 Notwithstanding the foregoing, a Deferral Election Form, which is filed with the Plan Administrator prior to the Initial Deferral Election Deadline or the Annual Deferral Election Deadline, as applicable, may be revoked or changed at anytime prior to the Initial Deferral Election Deadline or the Annual Deferral Election Deadline, as applicable.
     3.1.4.4 A Participant who has incurred an Unforeseeable Emergency as determined by the Plan Administrator may revoke the Participant’s Deferral Election as applicable with the consent of the Plan Administrator as and to the extent permitted under the Applicable Tax Law.

     3.1.5 Revised Deferral Elections — Changes to the Deferral Period, Payout Period, or Time and Form of Payment.
     3.1.5.1 Reduction of Deferral Period/Acceleration of Time of Payment. Except as provided below or as otherwise permitted herein, under the Applicable Tax Law, and by the Plan Administrator, neither the Deferral Period nor the Payout Period may be reduced nor may the time of any Payment be otherwise accelerated.
     3.1.5.2 Extensions/Delays. With the consent of the Plan Administrator and to the extent permitted under the Applicable Tax Law, the Deferral Period may be extended, the Payout Period increased, and the time for any Payment delayed at the written election of the Participant by submitting a Revised Deferral Election to the Plan Administrator, provided that
     3.1.5.2.1 any Revised Deferral Election may not be made with respect to any Payment which would be paid on a date which is less than twelve (12) months after the date the Revised Deferral Election is filed with the Plan Administrator without regard to the Revised Deferral Election (or, in the case of a life annuity or installment payments treated as a single Payment, less than twelve (12) months after the date the Revised Deferral Election is filed with the Plan Administrator without regard to the Revised Deferral Election);
     3.1.5.2.2 the Payment which is to be deferred pursuant to such Revised Deferral Election is deferred for a period of not less than five (5) years from the date such Payment would otherwise have been paid but for the Revised Deferral Election (or, in the case of a life annuity or installment payments treated as a single Payment, five (5) years from the date the first amount was scheduled to be paid); and
     3.1.5.2.3 such extension of the Deferral Period or the Payout Period or delay in the time of any Payment is in accordance with the Applicable Tax Law.
     3.1.5.3 Separate Payments. To the extent provided under the Applicable Tax Law, each payment to be made to the Participant shall be treated as a “Separate Payment.” Consistent with the Applicable Tax Law and with the consent of the Plan Administrator, the Participant may extend the Deferral Period or the date of Payment separately with respect each Separate Payment.
     3.1.5.4 Conflict of Interest Payments. Notwithstanding the foregoing, the time or schedule of a Payment under the Plan may be modified as may be necessary to comply with a certificate of divestiture (as defined in Code § 1043(b)(2)) as and to the extent permitted under the Applicable Tax Law.

ARTICLE 4
DEFERRAL ACCOUNTS AND ALLOCATIONS TO DEFERRAL ACCOUNTS
4.1 Deferral Accounts. The Plan Administrator shall establish a separate Deferral Account for each Participant for each Plan Year for which the Participant makes a timely Deferral Election.
4.2 Allocations and Adjustments to Deferral Accounts. The Company shall adjust a Participant’s Deferral Account as provided below:
     4.2.1 Bonus Deferrals.
     4.2.1.1 Crediting of Bonus Deferred Compensation. The Participant’s Bonus Deferred Compensation that the Participant elects to defer on the Participant’s Deferral Election Form for the Plan Year shall be credited to the Participant’s Deferral Account for such Plan Year as of the date the Participant would otherwise have received such Bonus Deferred Compensation. The Company shall deduct from the Participant’s Compensation that is not deferred pursuant to this Plan, any amounts it is required to withhold under any state, federal or local law for taxes or other charges relating to any Bonus Deferred Compensation.
     4.2.1.2 Conversion of Bonus Deferred Compensation to Phantom Shares. The amount of any Bonus Deferred Compensation allocated to the Deferral Account for any Plan Year shall be converted immediately into a number of Phantom Shares determined by dividing the amount of Bonus Deferred Compensation which the Participant elects to defer by the Per Phantom Share Value as of the date the Bonus Deferred Compensation is credited to the Deferral Account.
     4.2.2 Stock Grant Deferrals. The Participant’s Stock Grant Deferred Compensation that the Participant elects to defer on the Participant’s Deferral Election Form for the Plan Year shall be credited to the Participant’s Deferral Account as of the date the Participant would otherwise have received such Stock Grant Deferred Compensation. The Company shall deduct from the Participant’s Stock Grant Compensation otherwise payable to the Participant but for the Deferral Election the amount of Stock Grant Deferred Compensation. The Company may deduct from the Participant’s Compensation that is not deferred pursuant to this Plan, any amounts it is required to withhold under any state, federal or local law for taxes or other charges relating to the Stock Grant Deferred Compensation. The Participant’s Deferral Account shall be credited with the same number of Phantom Shares as the number of shares of Company Stock that the Participant elects not to receive pursuant to the Participant’s Deferral Election.
     4.2.3 Reduction of Phantom Shares in Deferral Account for Distributions.
     4.2.3.1 If a Participant elects to receive a distribution of all or a part of his Deferral Account in the form of Company Stock, the number of Phantom Shares in the Participant’s Deferral Account will be reduced by the number of shares of the Company Stock distributed to the Participant as a distribution of all or part of the value of the Participant’s Deferral Account.

     4.2.3.2 If the Participant elects to receive a distribution of all or a part of his Deferral Account in the form of cash, the number of Phantom Shares in a Deferral Account shall be reduced by an amount equal to (a) the amount of the distribution divided by (b) the Per Phantom Share Value as of the Valuation Date.
4.3 Value of Deferral Accounts. The value of a Participant’s Deferral Account as of a Valuation Date shall be equal to the product of (a) the number of Phantom Shares credited to such Deferral Account multiplied by (b) the Per Phantom Share Value as of the Valuation Date.
4.4 Determination of Accounts. A Participant’s Accrued Benefit as of each Valuation Date shall consist of the balance of the Participant’s Deferral Accounts, adjusted as provided in Section 4.2 through such date.
4.5 Statement of Accounts. The Company shall provide to each Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Company selects setting forth the amount of each of the Participant’s Deferral Accounts as of the last day of the Plan Year just ended.
4.6 Accounting Device Only. A Participant’s Deferral Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant under this Plan. A Participant’s Deferral Account shall not constitute or be treated as a trust fund of any kind or give any Participant any right to any of the assets of the Company other than as a general creditor of the Company.
ARTICLE 5
PAYMENT OF BENEFITS
5.1 Payment Events. Except as otherwise provided below in this ARTICLE 5, the Deferral Account Balance of a Participant’s Deferral Account shall be payable after the occurrence of a Permissible Payment Event at the time and in the manner specified below.
5.2 Commencement of Payment. Except as otherwise provided in this ARTICLE 5 and Sections 7.2 and 8.2, beginning on the Commencement Date of any Deferral Account, the Company shall pay to the Participant the value of the Participant’s Deferral Account (determined as of the applicable Determination Date as provided herein).
5.3 Form of Payment.
     5.3.1 General. Except as otherwise provided in this ARTICLE 5, the value of such Deferral Account shall be paid in the manner and over the Payout Period specified in the Participant’s applicable Deferral Election. Any Deferral Election which provides for the payment of the Deferral Account over a Payout Period shall be paid in substantially equal monthly, quarterly or annual payments over the Payout Period as elected by the Participant in the Participant’s Deferral Election. If the Deferral Election does not specify the frequency of the Payments, such Payments shall be monthly. A Participant may elect on the Deferral Election Form to have all or part of the Participant’s Deferral Account paid in cash or in shares of Company Stock.

     5.3.2 Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control Event, the Participant’s Accrued Benefit shall be paid to the Participant in a lump sum notwithstanding any Deferral Election to the contrary.
     5.3.3 Death of Participant.
     5.3.3.1 In the event of the Participant’s death, the Company shall pay the Participant’s entire unpaid Accrued Benefit to the Participant’s Beneficiary in a single lump sum Payment notwithstanding any Deferral Period or Payout Period specified in a Deferral Election.
     5.3.3.2 If the Beneficiary consists of more than one (1) person or entity, then the Payment shall be divided among such person or entities designated as the Beneficiary on the Beneficiary Designation Form as and to the extent provided in the Beneficiary Designation Form. In the event of any ambiguity in the Beneficiary Designation Form, the Plan Administrator’s interpretation of the Beneficiary Designation Form shall be final and conclusive as to the persons or entities who are entitled to received the Participant’s unpaid Accrued Benefit under the Plan and the amount which each such person or entity is entitled to receive.
     5.3.3.3 If any Payment shall be payable to any trust, the Company shall not be liable to see to the application by the trustee of any Payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.
5.4 Permitted Delay of Payments. Except as otherwise provided in this Section 5.4, and except as otherwise permitted pursuant to a timely Revised Deferral Election, the Payment Date may not be delayed. A Payment may be delayed to a date after the Commencement Date or other applicable Payment Date under any of the circumstances described in this Section 5.4, provided the Company treats all Payments to similarly situated Participants on a reasonably consistent basis.
     5.4.1 Payments Subject To Section 162(m). A Payment may be delayed to the extent that the Participant reasonably anticipates that if the Payment were made as scheduled, the Participant’s deduction with respect to such Payment would not be permitted due to the application of Code Section 162(m), provided that the Payment is made either during the Participant’s first taxable year in which the Participant reasonably anticipates, or should reasonably anticipate, that if the Payment is made during such year, the deduction of such Payment will not be barred by application of Code Section 162(m) or during the period beginning with the date of the Participant’s Separation From Service and ending on the later of (a) the last day of the taxable year of the Participant in which the Participant has a Separation From Service or (b) the 15th day of the third month following the Participant’s Separation From Service, and provided further that where any scheduled Payment to a specific Participant in a Participant’s taxable year is delayed in accordance with this Section, the delay in Payment will be treated as a Revised Deferral Election unless all scheduled Payments to that Participant that could be delayed in accordance with this Section are also delayed.

     5.4.2 Payments That Would Violate Federal Securities Laws Or Other Applicable Law. A Payment may be delayed where the Participant reasonably anticipates that the making of the Payment will violate Federal securities laws or other applicable law; provided that the Payment is made at the earliest date at which the Participant reasonably anticipates that the making of the Payment will not cause such violation. The making of a Payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.
     5.4.3 USERRA Rights. Any change in the time or form of a Payment necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 U.S.C. 4301-4344.
5.5 Payments Deemed Made on Specified Date.
     5.5.1 A Payment is treated as made upon the Payment Date specified under the Plan if (a) the Payment is made at such date or a later date within the same taxable year of the Participant or, if later, by the 15th day of the third calendar month following the date specified under the Plan and (b) the Participant is not permitted, directly or indirectly, to designate the taxable year of the Payment.
     5.5.2 In addition, a Payment is treated as made upon the date specified under the Plan and is not treated as an accelerated Payment if (a) the Payment is made no earlier than thirty (30) days before the date specified in the Plan and (b) the Participant is not permitted, directly or indirectly to designate the taxable year of the Payment.
     5.5.3 For purposes of this paragraph, if the date specified is only a designated taxable year of the Participant, or a period of time during such a taxable year, the date specified under the Plan for a Payment is treated as the first day of such taxable year or the first day of the period of time during such taxable year, as applicable.
5.6 Permitted Acceleration of Payments. Except as otherwise provided in this Section, and Applicable Tax Law, a Payment Date may not be accelerated.
     5.6.1 Cash-out of De Minimus Accrued Benefit. Notwithstanding the foregoing, if the Participant’s entire Accrued Benefit under the Plan and all Aggregated Arrangements is less than the 402(g) Amount, or such lesser amount specified by the Company, then, notwithstanding the Payout Periods elected by the Participant or the other terms of this Plan, the Company may, in its sole discretion, pay to the Participant the Participant’s entire Accrued Benefit in a lump sum provided that the Participant receives the Participant’s entire Accrued Benefit under the Aggregated Arrangements.
     5.6.2 Domestic Relations Order. Notwithstanding the foregoing provisions of this Plan or the Participant’s Deferral Election, the Plan Administrator may accelerate the time or schedule of a Payment under this Plan to an individual other than the Participant, or a Payment may be made to an individual other than the Participant, to the extent necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code).

5.6.3 Conflicts Of Interest.
     5.6.3.1 Compliance With Ethics Agreements With The Federal Government. The Plan Administrator may accelerate the time or schedule of a Payment under this Plan, or a Payment may be made under this Plan, to the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government.
     5.6.3.2 Compliance With Ethics Laws Or Conflicts Of Interest Laws. The Plan Administrator may accelerate the time or schedule of a Payment under this Plan, or a Payment may be made under this Plan, to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics law or conflicts of interest law (including where such Payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his or her position in which the Participant would otherwise not be able to participate under an applicable rule). A Payment is reasonably necessary to avoid the violation of a Federal, state, local, or foreign ethics law or conflicts of interest law if the Payment is a necessary part of a course of action that results in compliance with a Federal, state, local, or foreign ethics law or conflicts of interest law that would be violated absent such course of action, regardless of whether other actions would also result in compliance with the Federal, state, local, or foreign ethics law or conflicts of interest law. For this purpose, a provision of foreign law is considered applicable only to foreign earned income (as defined under section 911(b)(1) of the Code without regard to section 911(b)(1)(B)(iv) of the Code and without regard to the requirement that the income be attributable to services performed during the period described in section 911(d)(1)(A) or (B) of the Code) from sources within the foreign country that promulgated such law.
5.6.4 Payment Of Employment Taxes.
     5.6.4.1 The Plan Administrator may accelerate the time or schedule of a Payment, or a Payment may be made under this Plan, to pay the Federal Insurance Contributions Act (FICA) tax imposed under section 3101, section 3121(a), and section 3121(v)(2) of the Code, or the Railroad Retirement Act tax imposed under section 3201, section 3211, section 3231(e)(1), and section 3231(e)(8) of the Code, where applicable, on Compensation deferred under the Plan (the FICA or RRTA Amount).
     5.6.4.2 The Plan Administrator may also accelerate the time or schedule of a Payment, or a Payment may be made under this Plan, to pay the income tax at source on wages imposed under section 3401 of the Code or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the Payment of the FICA or RRTA Amount, and to pay the additional income tax at the source on wages attributable to the pyramiding section 3401 of the Code wages and taxes.
     5.6.4.3 Notwithstanding the foregoing, the total Payment under this Section 5.6.4 provision must not exceed the aggregate of the FICA or RRTA Amount, and the income tax withholding related to such FICA or RRTA Amount.

     5.6.5 Payment Upon Income Inclusion Under Section 409A. The Plan Administrator may accelerate the time or schedule of a Payment, or a Payment under this Plan may be made, at any time the Plan fails to meet the requirements of the Applicable Tax Law. Such Payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of the Applicable Tax Law.
     5.6.6 Withdrawals for Unforeseeable Emergencies.
     5.6.6.1 Amount of Withdrawal. In the event that the Plan Administrator, upon written request of a Participant, determines, in its sole discretion in compliance with the Applicable Tax Law, that the Participant has suffered an Unforeseeable Emergency, the Plan Administrator shall pay to the Participant from the Participant’s Deferral Accounts as soon as practicable following such determination, an amount equal to the lesser of (a) the amount requested by the Participant, (b) the balance of such Participant’s Deferral Accounts as of the Determination Date immediately preceding such Payment, or (c) the amount, as determined under the Applicable Tax Law necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, determined after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or a reduction in the Participant’s Deferral Election, if any, then in effect for the Plan Year in which the request is made and any subsequent Plan Years. Distributions because of an Unforeseeable Emergency must be limited to the amount necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution). A distribution on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or by cessation of deferrals under the arrangement.
     5.6.6.2 Determination of Unforeseeable Emergency. Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution under this Section is to be determined based on the relevant facts and circumstances of each case.
     5.6.6.3 Rules Adopted by Plan Administrator. The Plan Administrator shall have the authority to adopt additional rules relating to Withdrawals for Unforeseeable Emergencies provided such rules are consistent with the Applicable Tax Law. In administering these rules, the Plan Administrator shall act in accordance with the Applicable Tax Law, the principle being that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption. Such rules may limit the ability of a Participant receiving a distribution as a result of a Withdrawal for Unforeseeable Emergencies to make Deferral Elections.
     5.6.6.4 Cancellation Of Deferrals Following An Unforeseeable Emergency Or Hardship Distribution. The Plan Administrator may cancel a Participant’s Deferral

Election, or such a cancellation may be made, due to an Unforeseeable Emergency or a hardship distribution pursuant to §1.401(k)-1(d)(3) of the Treasury Regulations. The Deferral Election shall be cancelled and not merely postponed or otherwise delayed. Any later Deferral Election will be subject to the provisions governing Initial Deferral Elections under Section 3.1.1 and §1.409A-2(a) of the Applicable Tax Law.
     5.6.7 Certain Distributions To Avoid A Nonallocation Year Under Section 409(p). The Plan Administrator may accelerate the time and form of a Payment, or a Payment may be made under this Plan, to prevent the occurrence of a nonallocation year (within the meaning of Code Section 409(p)(3)) in a Plan Year of an employee stock ownership plan next following the Plan Year in which such Payment is made, provided that the amount distributed may not exceed one hundred twenty-five percent (125%) of the minimum amount of distribution necessary to avoid the occurrence of a nonallocation year. For purposes of determining permissible distributions under this Section, synthetic equity (within the meaning of section 409(p)(6)(C) of the Code and §1.409(p)-1(f) of the Applicable Tax Law) granted during the Plan Year of the employee stock ownership plan in which such Payment is made is disregarded for purposes of determining whether the subsequent Plan Year would result in a nonallocation year.
     5.6.8 Payment Of State, Local, Or Foreign Taxes.
     5.6.8.1 The Plan Administrator may accelerate the time and form of a Payment, or a Payment may be made under this Plan, to reflect payment of state, local, or foreign tax obligations arising from participation in the Plan that apply to an amount of Compensation deferred under this Plan before the amount is paid or made available to the Participant (the state, local, or foreign tax amount). Such Payment may not exceed the amount of such taxes due as a result of participation in the Plan. Such Payment may be made by distributions to the Participant in the form of withholding pursuant to provisions of applicable state, local, or foreign law or by distribution directly to the Participant.
     5.6.8.2 The Plan Administrator may also accelerate the time or schedule of Payment, or a Payment may be made under this Plan, to pay the income tax at source on wages imposed under section 3401 of the Code as a result of such Payment and to pay the additional income tax at source on wages imposed under section 3401 of the Code attributable to such additional section 3401 wages and taxes.
     5.6.8.3 Notwithstanding the foregoing, the total Payment under this Section 5.6.8 must not exceed the aggregate of the state, local, and foreign tax amount, and the income tax withholding related to such state, local, and foreign tax amount.
     5.6.9 Cancellation Of Deferral Elections Due To Disability. The Plan Administrator may cancel a Participant’s Deferral Election, or cancellation of such Deferral Election may be made, where such cancellation occurs by the later of (a) the end of the taxable year of the Participant or (b) the 15th day of the third month following the date the Participant incurs a disability as defined below. For purposes of this Section, a disability is any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of the Participant’s position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.
     5.6.10 Certain offsets. The Plan Administrator may accelerate the time or schedule of a Payment, or a Payment may be made under the Plan, as satisfaction of a debt of the Participant to the Company, where such debt is incurred in the ordinary course of the employment or independent contractor relationship between the Company and the Employer Group, provided that the entire amount of reduction in any of the Company’s taxable years does not exceed five thousand dollars ($5,000), and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
     5.6.11 Bona Fide Disputes As To A Right To A Payment. The Plan Administrator may accelerate the time or schedule of one or more Payments, or a Payment may be made under the Plan, where such Payments occur as part of a settlement between the Participant and the Employer Group of an arm’s length, bona fide dispute as to the Participant’s right to the Accrued Benefit as provided under the Applicable Tax Law. The Plan Administrator may not exercise any discretion to accelerate Payments other than due to an arm’s length settlement of a bona fide dispute as to the Participant’s right to the Accrued Benefit. Under Applicable Tax Law, (a) a Payment will be presumed not to meet the foregoing requirements unless the Payment is a substantial reduction to the amount that would have been payable had there been no dispute as to the Participant’s right to the Payment, (b) a reduction that is less than twenty-five percent (25%) of the present value of the Accrued Benefit in dispute is not a substantial reduction, and (c) a Payment is presumed not to qualify under this Section 5.6.11 if the Payment is made proximate to a downturn in the financial health of the Company.
     5.6.12 Changes In Elections Under A Cafeteria Plan. A change in an election under a cafeteria plan (as defined in section 125(d)) of the Code does not result in an accelerated Payment of an amount deferred under this Plan to the extent that the change in the amount deferred under the Plan results solely from the application of the change in amount eligible to be treated as Compensation under the terms of the Plan resulting from the election change under the cafeteria plan, to a benefit formula under the Plan based upon the Participant’s eligible Compensation, and only to the extent that such change applies in the same manner as any other increase or decrease in Compensation would apply to such benefit formula.
     5.6.13 Termination of Plan
     5.6.13.1 Except as provided below and to the extent permitted under the Applicable Tax Law, upon the termination of the Plan as provided for herein, the Plan Administrator shall pay to the Participant or the Participant’s Beneficiary, as the case may be, the Participant’s Accrued Benefit at the times and in the amounts specified in the Participant’s Deferral Election.
     5.6.13.2 Notwithstanding the foregoing, the time and form of a Payment under this Plan may be accelerated upon a termination and liquidation of the Plan provided that the acceleration of the Payment is made in accordance with one of the following:

     5.6.13.2.1 The Company’s termination and liquidation of the Plan within twelve (12) months of a corporate dissolution taxed under section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the Accrued Benefits are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):
     (1) The calendar year in which the Plan termination and liquidation occurs.
     (2) The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture.
     (3) The first calendar year in which the Payment is administratively practicable.
     5.6.13.2.2 The irrevocable termination and liquidation of the Plan within the thirty (30) days preceding or the twelve (12) months following a Change In Control Event, provided that this Section will only apply to a Payment under the Plan if all Aggregated Arrangements are terminated and liquidated with respect to each Participant that experienced the Change In Control Event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the Aggregated Arrangements within twelve (12) months of the date the Company irrevocably takes all necessary action to terminate and liquidate the Aggregated Arrangements.
     5.6.13.2.3 The termination and liquidation of the Plan, provided that:
     (1) The termination and liquidation does not occur proximate to a downturn in the financial health of the Company;
     (2) The Employer Group terminates and liquidates all Aggregated Arrangements;
     (3) No Payments in liquidation of the Plan are made within twelve (12) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than Payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;
     (4) All Payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and
     (5) The Company does not adopt a new plan that would be aggregated with any terminated and liquidated Aggregated

Arrangement, at any time within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the plan.
5.7 Interest on Deferral Account. If and to the extent that a Participant elects to receive the Participant’s Deferral Account in cash, then, after the applicable Determination Date, the unpaid balance of a Participant’s Deferral Account shall be increased by an amount equal to the product of the principal balance of the Deferral Account as of the Valuation Date multiplied by the Declared Rate (or such other rate as the Company may specify in advance in accordance with the Applicable Tax Law) then in effect for the applicable period from the time of the last Payment or such other rate as the Company may specify. Such accrued interest shall be paid with the next Payment then due.
5.8 Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian or, if none, to a parent of a minor payee with whom the payee maintains a residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Company, and the Plan from further liability on account thereof.
5.9 Withholding. Any and all Payments to be made to a Participant or a Participant’s Beneficiary pursuant to this Plan shall be subject to all federal, state and local income and employment taxes. The Company may withhold such taxes from the Payments under this Plan or from salary, bonuses or other amounts due to the Participant as determined by the Plan Administrator as and to the extent required by Applicable Tax Law.
ARTICLE 6
PLAN ADMINISTRATION
6.1 Responsibility for Administration of the Plan.
     6.1.1 The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.
     6.1.2 The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding upon all persons and their heirs, executors, beneficiaries, successors and assigns. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Plan Administrator shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including, but not limited to, interpretations of this Plan and entitlement to or amount of benefits under this Plan, as may arise in connection with the Plan.
6.2 Claims and Appeal Procedure.
     6.2.1 Claims Procedure.
     6.2.1.1 If a Participant, Beneficiary or other person claiming eligibility or benefits under this Plan (a “Claimant”) believes that he or she is eligible for benefits under the Plan, or is entitled to benefits different from those being provided by the Company, the Claimant may make a claim for eligibility or for benefits (as defined below) by submitting a written claim (a “Claim”) for benefits on such forms as the Company may reasonably specify from time to time and shall provide such information as the Plan Administrator may reasonably require to support such Claim. Such Claim shall be reviewed by a committee of one or more individuals serving as “Claim Administrator.” Except as provided below, the Claim Administrator shall notify a Claimant in writing within ninety (90) days of receipt of the Claimant’s written Claim whether the Claim Administrator has approved or denied such Claim in whole or in part.
     6.2.1.2 If the Claim Administrator determines that there are special circumstances requiring additional time to make a decision, the Claim Administrator shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90)-day period. If the Claim Administrator determines that any request for Plan benefits does not comply with the Plan’s applicable procedure, the Claim Administrator shall notify the Claimant that the request does not comply with the applicable procedure and what must be done to comply. If the Claim Administrator requires more information to review a claim for benefits, the Claim Administrator shall request the specified information from the Claimant within a reasonable time after receiving the request. The Claimant shall have up to one hundred eighty (180) days to provide the missing information. From the beginning of that period until the missing information is provided (or the end of that period, if earlier), the time period provided in the preceding paragraph for the Claim Administrator’s decision shall be extended. After receiving any such information from the Claimant or, if earlier, at the end of such one hundred eighty (180) days, the Claim Administrator shall review the information and notify the Claimant of the Claim Administrator’s decision within the extended time period for that decision.
     6.2.1.3 If the Claim Administrator determines that a Claimant is not eligible for the benefits claimed, the notice shall set forth, in a manner calculated to be understood by the Claimant: (a) the specific reasons for such denial, (b) a specific reference to the provisions of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, including the time limits that apply to such claims review procedure, description of the Plan’s review procedures, and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review, to the extent such Section requires the Claimant to bring a civil suit that is not subject to arbitration under Section 6.2.2.2.
     6.2.2 Appeal Procedure for Denied Benefits.
     6.2.2.1 If a Claimant disagrees with the Claim Administrator’s determination, the Claimant shall have the opportunity to have such claim reviewed by filing a petition for review with the Plan Administrator within sixty (60) days after receipt of the notice issued by the Claim Administrator. The petition shall state the specific reasons the Claimant believes he or she is entitled to benefits or greater or different benefits. Such petition shall be reviewed by a committee of one or more individuals who are not under the supervision of any person serving as Claim Administrator (the “Reviewer”). The Claimant may submit written comments, documents, records, and other information relating to the Claim and will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim.
     6.2.2.2 Within sixty (60) days after receipt by the Plan Administrator of said petition, the Reviewer shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Reviewer orally or in writing, and the Claimant (or counsel) shall have the right, upon request and free of charge, for reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim; and the Reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the Claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Reviewer shall notify the Claimant of its decision in writing within the sixty (60)-day period, stating (in a manner calculated to be understood by the Claimant) the specific basis for its decision and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60)-day period is not sufficient, the decision may be deferred for up to another sixty (60)-day period at the election of the Reviewer, but notice of this deferral shall be given to the Claimant. In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.
ARTICLE 7
AMENDMENT OR TERMINATION
7.1 Amendment.
     7.1.1 Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Company at any time, to the extent that, in the sole opinion of the Company, such amendment shall be necessary in order to ensure that (a) the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, (b) the Plan conforms to the requirements of any applicable law, including, but not limited to, ERISA and the Code, (c) the Accrued Benefit of any Participant is not taxable to the Participant or his/her Beneficiary earlier than the date it is actually received by the Participant or the Beneficiary, as the case may be, and (d) no excise tax, penalty or additional tax is imposed on the Participant or the Company under the Applicable Tax Law or any other applicable provision of the Code. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder even if it reduces the Accrued Benefit of any Participant or the amount, date or form of any Payment to the Participant.
     7.1.2 In addition, this Plan may be amended at any time as and to the extent permitted under Applicable Tax Law provided that no such amendment shall reduce the Accrued Benefit of any Participant without the consent of the Participant unless such reduction is required under, or is necessary in order to comply with, the Applicable Tax Law.
7.2 Termination.
     7.2.1 This Plan may be terminated at any time provided such termination satisfies the requirements of the Applicable Tax Law.
     7.2.2 Except as otherwise permitted herein and the Applicable Tax Law, upon the termination of the Plan as provided for herein, the Plan Administrator shall pay to the Participant or a deceased Participant’s Beneficiary, as the case may be, the Participant’s Accrued Benefit at the times and in the amounts specified in the Participant’s Deferral Election.
ARTICLE 8
MISCELLANEOUS
8.1 Purpose. The purpose of this Plan is to allow a Participant to defer the receipt of part of the Participant’s Compensation until a later date without having to pay taxes on the amount of such Compensation until the Participant actually receives the amount of such Compensation, at which time it will be subject to taxation as ordinary gain. The Company makes no guaranties that such Compensation will not be taxed until it is received and the Company shall not be liable for any damages because such Compensation is taxed to the Participant before it is received by the Participant.
8.2 Benefits Not Transferable. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, pledge, attachment or encumbrance of any kind; provided, however, that:
     8.2.1 in the event that, at the time of a Participant’s Commencement Date, the Participant is indebted to the Company or any Affiliate, the Company shall have the right to offset any such indebtedness (including any interest thereon) against any benefits otherwise due under this Plan with respect to the Participant, by applying such indebtedness (including any interest thereon) pro-rata to each successive benefit Payment due thereafter, until the full amount of the debt and any interest owed has been paid; and

     8.2.2 all or any portion of a Participant’s unpaid benefits under this Plan may be assigned by court order to the Participant’s former spouse in connection with a dissolution of their marriage, but only if the Plan Administrator determines, in its sole discretion, that the order satisfies the requirements of a “domestic relations order” as defined in Code Section 414(p)(1)(B). The federal income taxation of any Plan benefits assigned as provided in the preceding sentence shall be governed by Revenue Ruling 2002-22, or any applicable guidance subsequently published by the Internal Revenue Service or the Department of the Treasury.
8.3 No Trust Created. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any other person.
8.4 Benefits Payable Only From General Corporate Assets; Unsecured General Creditor Status of Participant. Payment to the Participant or any Beneficiary hereunder shall be made from assets that shall continue, for all purposes, to be part of the general, unrestricted assets of the Company. No person shall have any interest in any such asset by virtue of any provision of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive Payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.
8.5 Plan Expenses. The Participants shall bear all of the Plan Expenses except for those Plan Expenses that the Company elects to pay. Any such expenses that are not paid by the Company shall be promptly paid by the Participant or the Participant’s Beneficiary, as applicable, or the Plan Administrator shall deduct such expenses from the Participant’s Accrued Benefit.
8.6 Entire Agreement. The Plan, Deferral Election, Beneficiary Designation, and other administrative forms shall constitute the total agreement between the Company and the Participant. No oral statement regarding the Plan may be relied upon by the Participant. In the event that there is a discrepancy between the Plan and the administrative forms and summary descriptions, the Plan will control.
8.7 Invalidity of Provisions. If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.
8.8 Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary by the earlier of the date that is (a) ten (10) years following the Termination of Employment of the Participant, or (b) five (5) years following the date the Participant’s last benefit Payment was scheduled to be made, such Plan benefit may be forfeited to the Company upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest, from the date it would have otherwise been paid.

8.9 Governing Law/Interpretation. The Plan and the rights and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law. The Plan shall be interpreted so as to comply to the fullest extent possible with the Applicable Tax Law such that the Accrued Benefit of any Participant is not includible in income for United States income tax purposes prior to the actual receipt of such Accrued Benefit in cash by the Participant or the Beneficiary, as the case may be.
8.10 No Right to Employment. Nothing contained herein shall be construed to be a contract of employment for any term of years, or as conferring upon the Plan Participant the right to continue to be employed by the Company in the Participant’s present capacity, or in any capacity. It is expressly understood by the parties hereto that this Plan relates to the payment of deferred compensation for the Participant’s services, generally payable after Termination of Employment with the Company, and is not intended to be an employment contract.
8.11 Effective Date. The amendments made by this FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN shall not apply to any Deferral Election made or Deferral Account established prior to January 1, 2005, except as and to the extent required in order to comply with the Applicable Tax Law.
IN WITNESS WHEREOF, the Company has executed this Plan as of the day and year first written above.

FAMOUS DAVE’S OF AMERICA, INC.

By:

Title:

EXHIBIT 1.5
FAMOUS DAVE’S OF AMERICA, INC.
FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN
Participant Deferral Election Form
Declared Rate: ______ Percent (__%) (the “Declared Rate”)
     This Agreement is entered into this ___ day of ___, 20___ between FAMOUS DAVE’S OF AMERICA, INC., hereinafter referred to as the “Company,” and                                         , hereinafter referred to as the “Participant.”
I acknowledge that as a Designated Employee I have been offered an opportunity to participate in the Famous Dave’s of America, Inc. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN (the “Plan”).
PLAN YEARS This Deferral Election shall be effective for the following Plan Years [Check one]:
☐ the Plan Year beginning January 1, 20___
☐ all Plan Years beginning on or after January 1, 20___ unless and until I complete a different Deferral Election Form for a particular Plan Year not later than the Annual Deferral Election Deadline for such Plan Year .
DEFERRAL ELECTION [Please complete one or more of the following choices.]
I hereby elect to defer receipt of that portion of my Compensation which is earned by me with respect to services rendered by me to the Company after the date this Deferral Election is filed with the Company as set forth below.
☐ [___%] of my Bonus Compensation earned by me with respect to services rendered by me to the Company during the Plan Year and after the date this Deferral Election is filed with the Company, even if payable after the end of the Plan Year.
☐ [___%] of my Stock Grant Compensation earned by me with respect to services rendered by me to the Company during the Plan Year and after the date this Deferral Election is filed with the Company, even if payable after the end of the Plan Year.
NOTE: This Deferral Election is irrevocable except to the extent permitted by the Plan Administrator and the Applicable Tax Law.
DISTRIBUTION OF BENEFITS ELECTION
A. Deferral Period. I hereby elect to have my Deferral Account for the Plan Years specified above distributed to me beginning on the first day of the third month beginning after the end of the following Deferral Period (the “Commencement Date”), unless the Plan provides for an earlier Commencement Date [Select one of the following]:
     ☐                      [insert number] calendar years following the end of the applicable Plan Year (December 31) (May not be less than three (3) calendar years and must be a whole number of years; for example: if the Plan Year ends December 31, 2005, and you elect a Deferral Period of four (4) calendar years, the Deferral Period ends on December 31, 2009, and your Deferral Account will be paid beginning March 1, 2010), or
     ☐ the period beginning on the first day of the applicable Plan Year set forth above and ending on the date of my Termination of Employment.
NOTE: Except as provided below, you may extend the Deferral Period by filing a Revised Deferral Election Form with the Plan Administrator, but only if (a) you file the Revised Deferral Election Form at least one (1) year before the due date of the first Payment affected by the Revised Deferral Election Form, (b) the extension is for a period of not less than five (5) years from the date the Payment would have been made but for the extension, and (c) such extension is in accordance with the Applicable Tax Law (as defined in the Plan). The Deferral Period may be shortened only with the consent of the Plan Administrator and then only as and to the extent permitted by and in accordance with the Applicable Tax Law which, except as provided below, prohibits a reduction in the Deferral Period. Any such change must be made by written notice to the Plan Administrator and will not be effective until accepted in writing by the Plan Administrator.
Notwithstanding the above, this Deferral Election may be changed and the foregoing requirements will not apply if you file a Revised Deferral Election Form with the Plan Administrator on or before December 31, 2008, so long as the Revised Deferral Election does not (i) delay a Payment that would be payable in 2008 if the Revised Deferral Election had not been made, and (ii) cause a Payment to be made in 2008 which would not have been made absent the Revised Deferral Election.
B. Payout Period. I hereby elect the following Payout Period over which my Deferral Account for the Plan Years specified above will be distributed to me in substantially equal payments at the frequency specified below (check one):
     ☐ Lump Sum
     ☐ Twelve (12) Month period.
     ☐ Twenty-four (24) Month period.
     ☐ Thirty-six (36) Month period.
NOTE: Unless a Revised Deferral Election Form is submitted to the Company prior to December 31, 2008, you may lengthen, but not shorten, the Payout Period for any Plan Year in accordance with the rules set forth above under “Deferral Period.” If a Revised Deferral Election Form is submitted to the Company prior to December 31, 2008, you may shorten your Deferral Period, provided that the Revised Deferral Election does not (i) delay a Payment that would be payable in 2008 if this Revised Deferral Election had not been made, and (ii) cause a Payment to be made in 2008 which would not have been made absent the Revised Deferral Election.
C. Form of Payment.
                         % in cash
                         % in shares of Company Stock
NOTE: The form of payment may be changed by filing a Revised Deferral Election Form with the Company not later than one (1) year prior to the date of payment.
NOTE: If your Accrued Benefit is less than the 402(g) Amount ($15,000 in 2007), your Accrued Benefit, may, at the Company’s discretion, be paid in a lump sum or over a shorter period as and to the extent permitted under the Applicable Tax Law.
Unavailability of Deferred Compensation. I understand that except as otherwise permitted under the Plan and the Applicable Tax Law, no part of any Deferral Account is payable prior to the Commencement Date as defined in the Plan.
Amount Payable. I understand that the amount payable to me will be based upon the value of my Deferral Account that will depend on the amount of my Deferral Elections and the Declared Rate in effect at the time of this Deferral Election.
Representations and Warranties. By executing and delivering this Deferral Election Form, and, as a condition to participating in the Plan, I hereby acknowledge, warrant and represent to the Company as follows:
     I have, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that I believe myself capable of evaluating the merits and risks of my participation in the Plan and the suitability of such participation in light of my financial condition and investment needs, and legal, tax and accounting maters.
     I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Company’s documents publicly filed with the Securities Exchange Commission (“Disclosure Documents”). Particularly, I have been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of my participation in the Plan and to obtain any additional information to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.
     If applicable, I am an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This representation is based on the representation and information provided below (check all that apply):
               ☐     I have had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of the two most recent years, and reasonably expect reaching the same income level in the current year;
               ☐     As of the date hereof, I (either individually or with my spouse) have a net worth exceeding $1,000,000;
               ☐     I am a director or executive officer of the Company.
     I understand that the value of my participation in the Plan will depend solely on the value of the Company Stock, and will be subject to all liabilities of the Company, and will be of lesser priority than all secured financing that the Company now has or in the future obtains. I recognize that my participation in the Plan involves a high degree of risk, including, but not limited to, the risk of losing my entire investment.
     No federal or state agency, including the United States Securities and Exchange Commission or the securities commission or authority of any state, has approved or disapproved any participation in the Plan, passed upon or endorsed the merits of such participation or the accuracy or adequacy of the Disclosure Documents.
     I have been encouraged to rely upon the advice of my legal counsel and accountants or other financial advisors with respect to tax and other considerations relating to my participation in the Plan. I am not relying upon the Company with respect to the economic considerations involved in determining to participate in the Plan.
     I have no need for immediate liquidity with respect to my participation in the Plan and have sufficient income to meet my current and anticipated obligations. The loss of the value of my participation in the Plan would not cause financial hardship to me and would not adversely affect my current standard of living. I understand that my participation in the Plan is not transferable, and I will have no right to access the value of my participation in the Plan except under specific conditions.
     I understand that any shares of Company Stock I received pursuant to the Plan may be sold or transferred only as and to the extent permitted under the applicable securities laws of the United States and as a result there may a substantial period of time during which I may not be able to transfer the shares of Company Stock which could result in the loss of all or some of the value of the shares of Company Stock.

Date:

Participant’s Name:

Participant’s Signature:

Date Received:

Date Accepted:

Famous Dave’s of America, Inc.

By:

Its:

EXHIBIT 1.9
FAMOUS DAVE’S OF AMERICA, INC.
FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN
Beneficiary Designation Form
TO: Famous Dave’s of America, Inc. (hereinafter referred to as the “Company”)
In accordance with the rights granted to me in the Famous Dave’s of America, Inc. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN (the “Plan”) and subject to the terms and conditions specified below in this Beneficiary Designation Form, I hereby designate the following persons and/or entities as my Primary and Contingent Beneficiaries under the Plan to receive, in the event of my death, in accordance with the terms of the Plan, the Payments that would otherwise be paid to me absent my death:
Primary Beneficiaries

Name	Relationship	Percentage

Contingent Beneficiaries:

Name	Relationship	Percentage

I understand that this Designation of Beneficiary shall not be effective unless received by the Plan Administrator prior to my death. This designation cancels and supersedes any Designation of Beneficiary heretofore made by me with respect to the Plan and the right to receive Payments hereunder.

Date:

Participant’s Name:

Participant’s Signature:

Date Received:

Received and accepted this day of , 20 .	Famous Dave’s of America, Inc.

By:

Its:

EXHIBIT 1.52
FAMOUS DAVE’S OF AMERICA, INC.
FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN
PARTICIPANT REVISED DEFERRAL ELECTION FORM
     This Agreement is entered into this ___day of ___, 20___ between FAMOUS DAVE’S OF AMERICA, INC., hereinafter referred to as the “Company,” and                                         , hereinafter referred to as the “Participant.”
     I acknowledge that as an Eligible Employee of the Company I have been offered an opportunity to participate in the FAMOUS DAVE’S OF AMERICA, INC. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN (the “Plan”).
A. Revised Deferral Period. I hereby elect the following Deferral Periods for my Accounts for the Plan Years indicated below:
     ☐ 20___, 20___, 20___, 20___, 20___ [insert year(s)]: ☐ ___ [insert number] Plan Years following the end of the applicable Plan Year (December 31) or ☐ the period beginning on the first day of the applicable Plan Year set forth above and ending on the date of my Termination of Employment. [See the NOTE below for rules regarding the number of permissible Plan Years.]
     ☐ 20___, 20___, 20___, 20___, 20___ [insert year(s)]: ☐ ___ [insert number] Plan Years following the end of the applicable Plan Year (December 31) or ☐ the period beginning on the first day of the applicable Plan Year set forth above and ending on the date of my Termination of Employment. [See the NOTE below for rules regarding the number of permissible Plan Years.]
     ☐ all Plan Years: ___ [insert number] Plan Years following the end of the applicable Plan Year (December 31) or ☐ the period beginning on the first day of the applicable Plan Year set forth above and ending on the date of my Termination of Employment. [See the NOTE below for rules regarding the number of permissible Plan Years.]
NOTE: Except as provided below, you may extend the Deferral Period by filing a Revised Deferral Election Form with the Plan Administrator, but only if (a) you file the Revised Deferral Election Form at least one (1) year before the due date of the first Payment affected by the Revised Deferral Election Form, (b) the extension is for a period of not less than five (5) years from the date the Payment would have been made but for the extension, and (c) such extension is in accordance with the Applicable Tax Law (as defined in the Plan). The Deferral Period may be shortened only with the consent of the Plan Administrator and then only as and to the extent permitted by and in accordance with the Applicable Tax Law which, except as provided below, prohibits a reduction in the Deferral Period. Any such change must be made by written notice to the Plan Administrator and will not be effective until accepted in writing by the Plan Administrator.

Notwithstanding the above, this Deferral Election may be changed and the foregoing requirements will not apply if you file a Revised Deferral Election Form with the Plan Administrator on or before December 31, 2008, so long as the Revised Deferral Election does not (i) delay a Payment that would be payable in 2008 if this Revised Deferral Election had not been made, and (ii) cause a Payment to be made in 2008 which would not have been made absent the Revised Deferral Election.
B. Revised Payout Period. I hereby elect the following Payout Period over which my Accounts for the Plan Years specified below will be distributed to me in substantially equal payments annually plus interest at the Declared Rate from the Commencement Date as specified below:
☐ Lump Sum: - Plan Years beginning in 20___, 20___, 20___, 20___, 20___ [insert year(s)].

☐ Two (2) year period: Plan Years beginning in 20___, 20___, 20___, 20___, 20___ [insert year(s)].

☐ Five (5) year period: Plan Years beginning in 20___, 20___, 20___, 20___, 20___ [insert year(s)].

☐ Ten (10) year period: Plan Years beginning in 20___, 20___, 20___, 20___, 20___ [insert year(s)].
NOTE: Unless this Revised Deferral Election Form is submitted to the Company prior to December 31, 2008, you may lengthen, but not shorten the Payout Period for any Plan Year in accordance with the rules set forth above under “Revised Deferral Period.” If this Revised Deferral Election Form is submitted to the Company prior to December 31, 2008, you may shorten your Deferral Period, provided that this Revised Deferral Election will not be effective to the extent that it would (i) delay a Payment that would be payable in 2008 if this Revised Deferral Election had not been made, and (ii) cause a Payment to be made in 2008 which would not have been made absent this Revised Deferral Election. C.
C. Form of Payment.
                         % in cash
                         % in shares of Company Stock
NOTE: A change in the form of payment will be effective only with respect to a Payment made more than one (1) year after the date this Revised Deferral Election Form is filed with the Plan Administrator.
Early Payment of De Minimus Amounts. If your Accrued Benefit is less than the 402(g) Amount ($15,000 in 2007), your Vested Accrued Benefit, may, at the Company’s discretion, be paid in a lump sum or over a shorter period as and to the extent permitted under the Applicable Tax Law.

Unavailability of Deferred Compensation. I understand that, except as otherwise permitted under the Plan and the Applicable Tax Law, no part of any Deferral Account is payable prior to the Commencement Date as defined in the Plan.
Amount Payable. I understand that the amount payable to me will be based upon the value of my Account(s) which will depend on the amount of my Deferral Elections, any Discretionary Contribution, the Investment Options I choose, and the Declared Rate in effect in accordance with the provisions of the Plan.

Date:

Participant’s Name:

Participant’s Signature:

Date Received:

Date Accepted:

FAMOUS DAVE’S OF AMERICA, INC.

By:

Its:

SUMMARY PLAN DESCRIPTION
OF
FAMOUS DAVE’S OF AMERICA, INC.
FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN
INTRODUCTION
     Famous Dave’s of America, Inc. (the “Company”) established the Famous Dave’s of America, Inc. EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN effective as of February 18, 2004 (the “Plan”) and amended and restated the Plan as the FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN effective as of January 1, 2008.
THIS SUMMARY IS INTENDED TO SUMMARIZE THE PRINCIPAL TERMS OF THE PLAN. IN THE EVENT OF A CONFLICT BETWEEN THIS SUMMARY AND THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL CONTROL. A COPY OF THE PLAN IS AVAILABLE UPON REQUEST. DEFINED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANING GIVEN THEM UNDER THE TERMS OF THE PLAN.
WHAT DOES THE PLAN MEAN TO ME?
The Plan was established to provide retirement and other benefits to Eligible Employees of the Company to assist them in saving for retirement and encourage their continued interest in the success of the Company. The Plan is intended to allow you to defer the receipt of some of your, Bonus Compensation and Stock Grant Compensation until a later date. The Company will pay for all of the Plan’s benefits and administration costs. The Plan records are kept on a calendar year basis.
WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?
Any employee of the Company or an Affiliate who is a “director level” and above employee (as defined by the Company from time to time); one of a select group of management or highly compensated employees, as defined by ERISA; and who is designated by the Company to participate in the Plan (“Designated Employee”) is eligible to participate in the Plan. You will cease to be a Designated Employee if you cease to be a “director level” and above employee (as defined by the Company from time to time); cease to be one of a select group of management or highly compensated employees, as defined by ERISA; or the Company specifies that you are no longer a Designated Employee.
HOW CAN I PARTICIPATE IN THE PLAN?
If you are a Designated Employee, you can participate in the Plan by making a Deferral Election in accordance with the terms of the Plan to defer the receipt of all or some part of your Bonus and/or Stock Grant Compensation to a later date.

HOW DO I MAKE A DEFERRAL ELECTION AND WHEN DO I MAKE AN ELECTION?
Making a Deferral Election. If you are a Designated Employee, you can make a Deferral Election by completing and delivering to the Plan Administrator, a Deferral Election Form that you can obtain from the Plan Administrator. On the Deferral Election form you will specify (a) the amount of your Bonus and/or Stock Grant Compensation you wish to defer, (b) the Deferral Period during which you will not be able to receive any of the Compensation you deferred except as specifically proved in the Plan, and (c) the manner in which your Deferral Account Balance will be paid (e.g., in a lump sum or over one of the permitted Payout Periods).
Initial Deferral Election. If you become an Initial Designated Employee during a Plan Year you may make an Initial Deferral Election with respect to your Bonus Compensation and Stock Grant Compensation earned during the Plan Year in which you become an Initial Designated Employee provided that such Initial Deferral Election is filed with the Plan Administrator within thirty (30) days after you first become eligible to be an Initial Designated Employee in the Plan. An Initial Designated Employee is an Eligible Employee who is not or has not previously participated in a similar deferred compensation plan of the Company or certain related entities as determined under the Applicable Tax Law. The Initial Deferral Election will be effective beginning on the payroll date that is at least two (2) weeks after the delivery of the Initial Deferral Election to the Plan Administrator, or such other date as specified by the Plan Administrator. The Initial Deferral Election will apply only to Bonus Compensation and Stock Grant Compensation earned with respect to services you perform after the date of the Initial Deferral Election and prior to the end of the Plan Year in which you become an Initial Designated Employee in the Plan. If you fail to file an Initial Deferral Election within thirty (30) days after you first become an Initial Designated Employee in the Plan, no part of your Compensation earned with respect to services performed during the Plan Year in which you first become an Initial Designated Employee in the Plan may be deferred. However, if you do not qualify as an Initial Designated Employee or if you do qualify but do not make an Initial Deferral Election by the Initial Deferral Election Deadline, you may make an Annual Deferral Election not later than the Annual Deferral Election Deadline for the Plan Year following the Plan Year in which you became an Initial Designated Employee and for each Plan Year thereafter while you are an Designated Employee unless the Company specified that you are not eligible to make an Annual Deferral Election. No Deferral Election will be effective until accepted by the Plan Administrator.
Annual Deferral Election. Except for an Initial Deferral Election for the Plan Year in which you became an Initial Designated Employee, each year you are a Designated Employee you may make an Annual Deferral Election to defer the receipt of all or some of your Bonus Compensation and Stock Grant Compensation earned with respect to services performed in a Plan Year(s) beginning after the date you file the Annual Deferral Election. An Annual Deferral Election is made by filing a Deferral Election Form acceptable to the Plan Administrator with the Plan Administrator not later than the Annual Deferral Election Deadline (the earlier of (a) the day before the first day of the Plan Year, or (b) the date specified by the Plan Administrator or Company). No Annual Deferral Election will be effective until accepted in writing by the Plan Administrator. For example, to defer Compensation earned in 2009, your Annual Deferral

2

Election must be filed with the Plan Administrators not later than December 31, 2008, or such earlier date as is specified by the Plan Administrator.
Revocation or Change of Deferral Elections – Revised Deferral Elections. Except as otherwise permitted under the Applicable Tax Law and by the Plan Administrator, each Deferral Election is irrevocable. Certain permitted changes to a Deferral Election are discussed below. No change of any Deferral Election will be effective until accepted by the Plan Administrator in writing. A permissible change to a Deferral Election is made by filing a Revised Deferral Election with the Plan Administrator on forms acceptable to the Plan Administrator.
DOES THE COMPANY MAKE CONTRIBUTIONS TO THE PLAN FOR ME?
No. The Company does not make any contributions to the Plan on your behalf.
HOW ARE MY BENEFITS UNDER THE PLAN DETERMINED?
Accounts. The Plan Administrator will establish accounts on its books (“Deferral Accounts”) for you for each Plan Year for which you make a Deferral Election. The Deferral Accounts are for accounting purposes only and used solely to determine the amount you are entitled to be paid under the Plan and are not actual deposit or investment accounts.
Allocations. Your Deferral Accounts will be increased by the amount of Bonus Deferred Compensation that you elect to defer under your Deferral Election. The amount deferred will be added to the Deferral Account on the date and in the amount that the Bonus Deferred Compensation would otherwise have been paid to you but for the Deferral Election. The Bonus Deferred Compensation is converted to Phantom Shares equal in number to (a) the Bonus Deferred Compensation divided by (b) the Per Phantom Share Value as of the date of Bonus Deferred Compensation is credited to your Deferral Account. The Per Phantom Share Value is the last sale price of the Company’s Stock on the stock exchange on which it is regularly traded on the last trading day immediately prior to the date on which the Per Phantom Share Value is being determined.. If you elect to defer any Stock Grant Compensation, the number of Phantom Shares in your Deferral Account will be increased by the number of shares of Company Stock constituting the part of your Stock Grant Compensation that you elect to defer.
Each Deferral Account will be reduced by the amount of all Payments made to you or your Beneficiary from your Deferral Account. If you elect to receive your Deferral Account Balance in Company Stock, the number of Phantom Shares in your Deferral Account will be reduced by the number of shares of Company Stock distributed to you or your Beneficiary. If and to the extent you elect to receive all or part of your Deferral Account in cash, the number of Phantom Shares in your Deferral Account will be reduced by the number determined by dividing (a) amount distributed to you or your Beneficiary by (b) the Per Phantom Share Value as of the Valuation Date.
WHEN AND HOW WILL MY ACCRUED BENEFITS BE PAID?
Commencement of Benefits. The balance of each of your Deferral Accounts will be paid to you beginning on the “Commencement Date” and will be paid to you over the “Payout Period” you selected on your Deferral Election Form.

3

If you are not a Key Employee (see the definition below), the Commencement Date is the first day of the third month beginning after the earliest the following “Permissible Payment Events” to occur:
♦	your death,

♦	your Termination of Employment,

♦	your Disability,

♦	the occurrence of a Change in Control Event,

♦	January 1st of the first year beginning after the end of the Deferral Period selected by you with respect to each of your Deferral Accounts, or

♦	such other event as permitted under the Applicable Tax Law.
If you are a Key Employee your Commencement Date will be the same as if you were not a Key Employee, except that if you have a Termination of Employment prior to any other Permissible Payment Event, your Commencement Date will be the date which is six (6) months and one (1) day after your Termination of Employment. However, if you die after your Termination of Employment and before the end of such six (6) month period, the Commencement Date will be the first day of the third month beginning after your death, if earlier.
“Termination of Employment” means (a) your ceasing to provide services to the Company or any member of the Employer Group (whether as an employee or independent contractor) for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence or (b) an eighty percent (80%) reduction in your average hours of service to the Company or any member of the Employer Group (whether as an employee or independent contractor).
You are a “Key Employee” if (a) the Company’s stock is publicly tradable on an established stock exchange or otherwise, and (b) you either (i) hold a position with the Employer Group at the vice president level or above in accordance with the Company’s employment policies established from time to time, or (ii) are a “key employee” as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof). Generally, the term “key employee” for purposes of Section 416(i) of the Code means an employee who, at any time during the plan year, is (i) an officer of the Company having an annual compensation greater than $130,000 (as adjusted under the Code), (ii) a five percent (5%) owner of the Company, or (iii) a one percent (1%) owner of the Company having an annual compensation from the employer of more than $150,000 (as adjusted under the Code).
“Disability” means that you are:
♦
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than twelve (12) months.

♦	by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of

4

not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

♦	determined to be totally disabled by the Social Security Administration.
A “Change in Control Event” is generally either the sale of the Company’s assets or the acquisition of the majority of the voting rights in the Company’s stock by a person or group of people acting in concert.
The “Deferral Period” is the time period you specify in each Deferral Election (measured in full Plan Years) during which you will not be entitled to receive the Compensation you elect to defer unless you die, suffer from a Disability, incur a Termination of Employment, suffer from a Unforeseeable Emergency (discussed below) or the Company has a Change in Control Event (discussed above).
Form of Payment. The balance of a Deferral Account will generally be paid to you in either a lump sum or in substantially equal Payments over the Payout Period you chose on your Deferral Election. You may elect to receive all or part of your Deferral Account in cash or Company Stock. The maximum amount you are entitled to receive from a Deferral Account in cash is equal to the product of the number of Phantom Shares in your Deferral Account multiplied by the Per Phantom Share Value as of the Valuation Date. The maximum number of shares of Company Stock you are entitled to receive from a Deferral Account is equal to the number of Phantom Shares in your Deferral Account.
Death. However, in the event of your death, any of your Accrued Benefit remaining unpaid will be paid in a lump sum to your Beneficiary. (See WHAT HAPPENS TO MY ACCRUED BENEFIT IF I DIE? below).
Change In Control Event. In addition, upon a Change In Control Event, the balance of your Deferral Account will be paid to you in a lump sum.
Cash Out for Small Accounts. Further, if your entire Accrued Benefit (the balance of all of your Deferral Accounts) under the Plan and any Aggregated Arrangement is less than the amount under Section 402(g) of the Code ($15,500 for 2007), or such lesser amount specified by the Company in accordance with the Applicable Tax Law, the Company, may, in its sole discretion, pay you your entire Accrued Benefit in a lump sum rather than the Payout Periods you elected, provided that you are paid your entire benefit under all Aggregated Arrangements.
Payout Period. In your Deferral Election you will specify the Payout Period over which your Accrued Benefit attributable to that Deferral Election will be paid to you.
Changes to the Deferral Period or Payout Period or the Time or Form of Payment of Your Accrued Benefit.
Reductions in Deferral Period/Acceleration of Payments. Except as provided below, or as otherwise permitted in the Applicable Tax Law and by the Plan Administrator,

5

neither the Deferral Period nor the Payout Period may be reduced, nor may the date of any Payment be accelerated.
Extensions/Delays. Except as described below under “Special Rule for 2007 and 2008", with the consent of the Plan Administrator and to the extent permitted under the Applicable Tax Law, the Deferral Period may be extended, the Payout Period increased and the time for any Payment delayed at your written election, by filing a Revised Election From with the Plan Administrator, provided that:
•
such election does not apply to any Payment which would be paid on a date which is less than twelve (12) months after the date the Revised Deferral Election is filed with the Plan Administrator without regard to the Revised Deferral Election (or, in the case of a life annuity or installment payments treated as a single Payment, less than twelve (12) months after the date the Revised Deferral Election is filed with the Plan Administrator without regard to the Revised Deferral Election); and

•
the Payment with respect to which such election is made is deferred for a period of not less than five (5) years from the date such Payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single Payment, five (5) years from the date the first amount was scheduled to be paid).

Special Rule for 2008. If a Revised Deferral Election is provided to the Plan Administrator on or before December 31, 2008, the foregoing restrictions will not apply provided that the Revised Deferral Election does not (i) cause the delay of a Payment that would be payable in 2008 if the Revised Deferral Election had not been made, nor (ii) cause a Payment to be made in 2008 if such Payment would not have been made absent the Revised Deferral Election.
Separate Payments. To the extent provided under the Applicable Tax Law, you may treat each payment to be made to you as a “Separate Payment.” Consistent with the Applicable Tax Law and with the consent of the Plan Administrator, you may extend the Deferral Period or the date of payment separately with respect to each Separate Payment.
WHAT HAPPENS TO MY ACCRUED BENEFIT IF I DIE?
Payment of Accrued Benefit. In the event you die prior to receipt of your entire Accrued Benefit, the Company will pay your unpaid Accrued Benefit in a lump sum to your Beneficiary designated by you on a Beneficiary Designation Form provided to the Company and accepted by the Company.
Unless otherwise specified by you on a Beneficiary Designation Form, if more than one (1) Beneficiary is named, then the payments of your Accrued Benefit will be made equally to such Beneficiaries. Unless otherwise specified by you on a Beneficiary Designation Form, if any such Beneficiary dies while receiving payments under the Plan, any and all remaining payments will

6

continue to be made to the descendants of a deceased Beneficiary if the Beneficiary is your descendant, otherwise the payments will be made to the remaining Beneficiaries
Unless otherwise provided by you on a Beneficiary Designation Form, if none of the Beneficiaries named are living on any payment date and there are no descendants of a deceased Beneficiary who is your descendant, or if you fail to complete a Beneficiary Designation Form, the remaining payments will be made to your spouse unless either of you have filed for divorce or legal separation and, if so, then to your descendants and, if none, to the executors or administrators of your estate.
Beneficiary Designation.
General. You may, at any time, submit a Beneficiary Designation Form specifying one (1) or more individuals or entities as your “Beneficiary”. Each Beneficiary Designation Form will become effective only when accepted in writing by the Company. The Company has the right, in its sole discretion, to reject any Beneficiary Designation Form which is not in substantially the form provided by the Plan Administrator. For purposes of any Beneficiary Designation Form, no person will be deemed to have survived you if that person dies within thirty (30) days of your death. You may change the Beneficiary named in any Beneficiary Designation Form at any time by filing a new duly executed Beneficiary Designation Form with the Company or the Plan Administrator without the consent of any person or entity then designated as a Beneficiary.
Spouse’s Interest. Your designation of your spouse as a beneficiary will be automatically revoked if you or your spouse subsequently file for divorce or legal separation or if your spouse dies prior to you.
WHAT IF I SUFFER AN UNFORESEEABLE EMERGENCY?
Withdrawals for Unforeseeable Emergencies. If you suffer an “Unforeseeable Emergency”, the Plan Administrator will, upon receipt of your written request, pay to you from your Deferral Accounts an amount equal to the lesser of (a) the amount you requested, (b) the balance of your Deferral Accounts as of the date of such payment, or (c) the amount, as determined under the Applicable Tax Law, necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, determined after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of your assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
Unforeseeable Emergency. An Unforeseeable Emergency is a severe financial hardship to you resulting from a sudden and unexpected illness or accident of you, your spouse, or one of your dependents (as defined in section 152(a) of the Code), your loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control and meeting such other requirements as may be set forth in any Applicable Tax Law.

7

Rules Adopted by Plan Administrator. The Plan Administrator may adopt additional rules relating to withdrawals for Unforeseeable Emergencies provided such rules are consistent with the Applicable Tax Law. In administering these rules, the Plan Administrator will act in accordance with any Applicable Tax Law, the principle being that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption.
ARE THERE OTHER SITUATIONS WHERE THE COMPANY CAN DISTRIBUTE MY ACCRUED BENEFIT?
Yes. In the event there is a determination by the Internal Revenue Service, or in the event of a final determination by a court of competent jurisdiction, that all or any part of your Accrued Benefit hereunder is includable in your gross income, the Plan Administrator will distribute so much of your Accrued Benefit to you as is includible in your gross income or your Beneficiary’s and the Plan Administrator will in its sole discretion cause the termination of future Deferral Contributions by you, provided this provision does not in and of itself cause your Accrued Benefit to be includible in income for United States income tax purposes prior to your actual receipt of such Accrued Benefit in cash.
In the event that there is a determination by the Department of Labor, or a final determination of a court of competent jurisdiction, that the Plan is subject to Part 2, 3 or 4 of Title I of ERISA, the Plan Administrator may, in its sole discretion, distribute each Participant’s Accrued Benefit to the Participant, or, in the case of a deceased Participant, to the Participant’s Beneficiary, and cause the termination of future Deferral Contributions by Participants.
In the event of a termination of the Plan, the Plan Administrator may, in its sole discretion, distribute each Participant’s Accrued Benefit to the Participant in accordance with the Applicable Tax Law.
CAN MY BENEFITS BE PAID TO SOMEONE OTHER THAN ME?
Payment of Employment Taxes. Yes. To the extent permitted under the Applicable Tax Law, the Plan Administrator or the Company may permit the acceleration of the time or schedule of a payment under the Plan to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101 and 3121(v)(2) on Compensation deferred under the Plan (the “FICA Amount”). Additionally, the Plan Administrator or the Company may permit the acceleration of the time or schedule of a payment to pay the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. However, the total payment under this Section will not exceed the aggregate of the FICA Amount, and the income tax withholding related to such FICA Amount.
Withholding. In addition, any and all Payments to be made to you or your Beneficiary pursuant to this Plan will be subject to all federal, state and local income and employment taxes and such taxes will be withheld accordingly by the Company from your Accrued Benefits under this Plan or from salary, bonuses or other amounts due to you as determined by the Plan Administrator as and to the extent required by Applicable Tax Law.

8

Domestic Relations Order. In addition, all or part of your Accrued Benefit may be paid to a former spouse in connection with a dissolution of your marriage, pursuant to an order satisfies the requirements of a “domestic relations order” as defined in Code Section 414(p)(1)(B).
WILL I EARN INTEREST ON MY DEFERRAL ACCOUNT WHILE ITS IS BEING PAID TO ME?
If you elect to receive part of any Deferral Account in cash, the unpaid balance of your Deferral Account which is payable in cash will earn interest at the Declared Rate then in effect on the unpaid cash portion of the Deferral Account. The accrued interest will be paid with the next payment then due. The Declared Rate on other deferrals may be changed at the discretion of the Company.
CAN BENEFITS BE FORFEITED?
Your benefits under the Plan are fully vested and cannot be forfeited except to the extent you have an unpaid obligation to the Company, in which case the Company may apply your Accrued Benefit to the unpaid obligation.
CAN THE PLAN BE AMENDED OR TERMINATED?
The Plan may be amended at any time provided that no such amendment may reduce the Deferral Account then credited to you without your consent unless such reduction is required by the Applicable Tax Law. The Plan and/or your Deferral Elections may be terminated at any time; provided, that no such termination will reduce your Deferral Account without your consent unless such reduction is required by the Applicable Tax Law.
ARE MY ACCRUED BENEFITS ASSIGNABLE?
Benefits Not Transferable. Except as provided below, none of the benefits payable at any time under this Plan can be assigned or transferred or subjected in any manner to alienation, pledge, attachment or encumbrance of any kind; except that:
Indebtedness to Company. If a you are indebted to the Company or any Affiliate, the Company and the Affiliate will have the right to offset such indebtedness (including any interest thereon) against any benefits otherwise due to you or your Beneficiary under the Plan, by applying such indebtedness (including any interest thereon) pro-rata to each successive benefit payment due thereafter, until the full amount of the debt and any interest owed has been paid; and
Domestic Relations Order. All or any portion of your unpaid benefits under this Plan may be assigned by court order to your former spouse in connection with a dissolution of your marriage, but only if the Plan Administrator determines, in its sole discretion, that the order satisfies the requirements of a “domestic relations order” as defined in Code Section 414(p)(1)(B).

9

ARE MY ACCRUED BENEFITS AT RISK?
Only if the Company is unable to pay its obligation when due. Your Accrued Benefits are payable only out of the assets of the Company and are, for all purposes, an unfunded and unsecured promise to pay money in the future. Your Accrued Benefit is not held in any trust and none of the provisions of the Plan create, or will be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any other person. To the extent that you have a right to receive payments from the Company under the Plan, such right will be no greater than the right of any unsecured general creditor of the Company; and you will not have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.
WHAT CAN I DO IF I AM DENIED PLAN BENEFITS?
If you or another person claiming eligibility or benefits under this Plan (a “Claimant”) believes that he or she is eligible for benefits under the Plan, or is entitled to benefits different from those being provided by the Company, the Claimant may make a claim for eligibility or for benefits (as defined below) by submitting a written claim (a “Claim”) for benefits on such forms as the Company may reasonably specify from time to time and will provide such information as the Plan Administrator may reasonably require to support such Claim. Such Claim will be reviewed by a committee of one or more individuals serving as Claim Administrator. Except as provided below, the Claim Administrator will notify a Claimant in writing within ninety (90) days of receipt of the Claimant’s written Claim whether the Claim Administrator has approved or denied such Claim in whole or in part.
If the Claim Administrator determines that there are special circumstances requiring additional time to make a decision, the Claim Administrator will notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90)-day period. If the Claim Administrator determines that any request for Plan benefits does not comply with the Plan’s applicable procedure, the Claim Administrator must notify the Claimant that the request does not comply with the applicable procedure and what must be done to comply. If the Claim Administrator requires more information to review a claim for benefits, the Claim Administrator will request the specified information from the Claimant within a reasonable time after receiving the request. The Claimant will have up to one hundred eighty (180) days to provide the missing information. From the beginning of that period until the missing information is provided (or the end of that period, if earlier), the time period provided in the preceding paragraph for the Claim Administrator’s decision will be extended. After receiving any such information from the Claimant or, if earlier, at the end of such one hundred eighty (180) days, the Claim Administrator will review the information and notify the Claimant of the Claim Administrator’s decision within the extended time period for that decision.
If the Claim Administrator determines that a Claimant is not eligible for the benefits claimed, the notice will set forth, in a manner calculated to be understood by the Claimant: (a) the specific reasons for such denial, (b) a specific reference to the provisions of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if

10

the Claimant wishes to have the claim reviewed, including the time limits that apply to such claims review procedure, description of the Plan’s review procedures, and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review, to the extent such Section requires the Claimant to bring a civil suit that is not subject to arbitration under Section 6.2.2.2.
Appeal Procedure for Denied Benefits. If a Claimant disagrees with the Claim Administrator’s determination, the Claimant will have the opportunity to have such claim reviewed by filing a petition for review with the Plan Administrator within sixty (60) days after receipt of the notice issued by the Claim Administrator. The petition must state the specific reasons the Claimant believes he or she is entitled to benefits or greater or different benefits. Such petition will be reviewed by a committee of one or more individuals who are not under the supervision of any person serving as Claim Administrator (the “Reviewer”). The Claimant may submit written comments, documents, records, and other information relating to the Claim and will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim.
Within sixty (60) days after receipt by the Plan Administrator of said petition, the Reviewer must afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Reviewer orally or in writing, and the Claimant (or counsel) will have the right, upon request and free of charge, for reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim; and the Reviewer must take into account all comments, documents, records, and other information submitted by the Claimant relating to the Claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Reviewer must notify the Claimant of its decision in writing within the sixty (60)-day period, stating (in a manner calculated to be understood by the Claimant) the specific basis for its decision and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60)-day period is not sufficient, the decision may be deferred for up to another sixty (60)-day period at the election of the Reviewer, but notice of this deferral must be given to the Claimant. In the case of any extension under this paragraph, the notice of extension must specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant must be afforded at least forty-five (45) days within which to provide the specified information.
WHAT RIGHTS DO I HAVE UNDER ERISA?
As a participant in Famous Dave’s of America, Inc. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:
•	Receive information about your Plan and benefits.

•	Examine, without charge, at the plan administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the plan,

11

including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

•
Obtain, upon written request to the plan administrator, copies of documents governing the operation of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The administrator may make a reasonable charge for the copies.

•	Receive a summary of the plan’s annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report.

•
Obtain a statement telling you whether you have a right to receive a pension at normal retirement age and if so, what your benefits would be at normal retirement age if you stop working under the plan now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once every twelve (12) months. The plan must provide the statement free of charge.

Prudent Actions by Plan Fiduciaries.
In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called “fiduciaries’’ of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a (pension, welfare) benefit or exercising your rights under ERISA.
Enforce Your Rights.
If your claim for a (pension, welfare) benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to One Hundred Ten Dollars ($110) a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court

12

will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.
Assistance with Your Questions.
If you have any questions about your plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
WHO ADMINISTERS THE PLAN?
The Plan Administrator for the Plan is the Company, Famous Dave’s of America, Inc. Service of legal process, or any request for information concerning eligibility, participation, contributions, or other aspects of the operation of the Plan should be in writing and directed to the Plan Administrator, Famous Dave’s of America, Inc. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN, c/o Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, MN 55343.
ARE THE BENEFITS INSURED BY THE PENSION BENEFIT GUARANTY CORPORATION?
Benefits provided by the Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Plan.
This Summary Plan Description has outlined only some of the terms of the Famous Dave’s of America, Inc. FIRST AMENDED AND RESTATED EXECUTIVE ELECTIVE DEFERRED STOCK UNIT PLAN. In the event of a conflict between this Summary and the Plan, the terms of the Plan will control. We will be happy to answer any questions you might have. We are proud to be able to contribute toward your security and well being through the adoption of this Plan.
Yours truly,
FAMOUS DAVE’S OF AMERICA, INC.
Company Identification Number:
Plan No.

13